   As filed with the Securities and Exchange Commission on May 25, 1999

                                                    Registration 333-78813
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              DRUGSTORE.COM, INC.
            (Exact name of registrant as specified in its charter)

     Delaware                      5912                        04-3416255
 (State or other       (Primary Standard Industrial         (I.R.S. Employer
 jurisdiction of        Classification Code Number)       Identification Number)
  incorporation
 or organization)


                    13920 Southeast Eastgate Way, Suite 300
                          Bellevue, Washington 98005
                                (425) 372-3200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                               Peter M. Neupert
                     President and Chief Executive Officer
                              drugstore.com, inc.
                    13920 Southeast Eastgate Way, Suite 300
                          Bellevue, Washington 98005
                                (425) 372-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:
           Joshua L. Green                            Neil J. Wolff
           John H. Sellers                            Yoichiro Taku
          Adam J. Rosenberg                           Shelly Dolev
          Kevin G. Montler                  WILSON SONSINI GOODRICH & ROSATI
          VENTURE LAW GROUP                     Professional Corporation
     A Professional Corporation                    650 Page Mill Road
         2800 Sand Hill Road                      Palo Alto, California
        Menlo Park, CA 94025                         (650) 493-9300
           (650) 854-4488

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                               ----------------

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by drugstore.com in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                        Amount
                                                                      to be Paid
                                                                      ----------
      SEC registration fee...........................................  $ 18,765
      NASD filing fee................................................     6,250
      Nasdaq National Market listing fee.............................     1,000
      Printing and engraving expenses................................   300,000
      Legal fees and expenses........................................   350,000
      Accounting fees and expenses...................................   200,000
      Blue Sky qualification fees and expenses.......................     5,000
      Transfer Agent and Registrar fees..............................    15,000
      Miscellaneous fees and expenses................................    20,000
                                                                       --------
          Total......................................................  $915,015
                                                                       ========

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article XIII of drugstore.com's certificate of incorporation and sections 6.1 and 6.2 of
Article VI of drugstore.com's bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, drugstore.com has entered into indemnification agreements with its directors and officers. The indemnification agreements may require drugstore.com, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms. The underwriting agreement (Exhibit 1.1 hereto) also provides for cross indemnification among drugstore.com and the underwriters with respect to certain matters, including matters arising under the 1933 Act.

Item 15. Recent Sales of Unregistered Securities

   (a) Since inception in April 1998, drugstore.com has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

     (1) In June, July and August, 1998, drugstore.com issued and sold 2,265,000 shares of common stock to a total of 5 investors for an aggregate purchase price of $90,600.

     (2) In June 1998 and August 1998, drugstore.com issued and sold shares of Series A preferred stock convertible into an aggregate of 10,000,000 shares of common stock to a total of 5 investors for an aggregate purchase price of $8,000,000.

     (3) In October, November and December 1998, drugstore.com issued and sold shares of Series B preferred stock convertible into an aggregate of 5,446,268 shares of common stock to a total of 6 investors for an aggregate purchase price of $18,244,997.80.

     (4) In January 1999, drugstore.com issued and sold shares of Series C preferred stock convertible into an aggregate of 1,457,891 shares of common stock to a total of 5 investors for an aggregate purchase price of $11,407,997.07.

     (5) In January 1999, drugstore.com issued and sold two convertible promissory notes convertible into shares of Series C preferred stock and further convertible into an aggregate of 3,014,953 shares of common stock to a total of 2 investors for an aggregate purchase price of $23,592,007.22. These notes were converted into shares of Series C preferred stock in March 1999.

     (6) In February 1999, drugstore.com issued a warrant to purchase 10,000 shares of common stock in connection with a corporate partnership agreement.

     (7) In May 1999, drugstore.com issued and sold a convertible promissory note convertible into shares of Series D preferred stock and further convertible into 2,266,289 shares of common stock to one investor for an aggregate purchase price of $40,000,000.85.

     (8) As of May 19, 1999, 8,000 shares of fully vested common stock had been issued pursuant to restricted stock purchase agreements and no shares of common stock had been issued upon exercise of options; 3,068,684 shares of common stock were issuable upon exercise of outstanding options under drugstore.com's 1998 stock plan.

   (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

   The issuances described in Items 15(a)(1)-(7) were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions by an issuer not involving any public offering. The issuances described in Item 15(a)(8) were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated thereunder in that they were offered and sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701. In addition, such issuances were deemed to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends where affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about drugstore.com.

Item 16. Exhibits and Financial Statement Schedules
   (a) Exhibits

  1.1*  Form of Underwriting Agreement.

  3.1* Fifth Amended and Restated Certificate of Incorporation of drugstore.com.

  3.2* Form of Amended and Restated Certificate of Incorporation of drugstore.com, to be filed and effective upon completion of this offering.

  3.3*  Bylaws of drugstore.com, as amended.

  4.1** Form of drugstore.com's common stock certificate.

  5.1** Opinion of Venture Law Group, A Professional Corporation.

 10.1* Form of Indemnification Agreement between drugstore.com and each of its officers and directors.

 10.2*  1998 Stock Plan, as amended.

 10.3*  1999 Employee Stock Purchase Plan.

 10.4*  Restricted Stock Purchase Agreement with Jed A. Smith dated June 19,
        1998.

 10.5*  Restricted Stock Purchase Agreement with Peter M. Neupert dated July
        23, 1998.

 10.6*  Form of Warrant To Purchase Common Stock.

 10.7*  Series A Preferred Stock Purchase Agreement dated June 22, 1998.


 10.8*  Series B Preferred Stock Purchase Agreement dated October 9, 1998.

 10.9* Series B Preferred Stock Rescission Agreement dated November 23, 1998 between drugstore.com and entities affiliated with Kleiner Perkins
        Caufield & Byers.

 10.10* Series C Preferred Stock and Convertible Note Purchase Agreement dated
        January 29, 1999.

 10.11* Series D Preferred Stock and Convertible Note Purchase Agreement dated
        May 19, 1999.

 10.12* Fourth Amended and Restated Investors' Rights Agreement dated May 19,
        1999.

 10.13* Sublease Agreement dated January 29, 1999 between drugstore.com and The
        Boeing Company for offices at 13920 Southeast Eastgate Way, Suite 300,
        Bellevue, Washington.

 10.14+ Amended and Restated Technology License and Advertising Agreement dated
        May 19, 1999 between drugstore.com, Amazon.com and Amazon.com
        Drugstore, Inc.

 10.15+ Pharmacy Service Agreement dated February 8, 1999 with RxAmerica L.L.C.

 10.16+ Service & Supply Agreement dated January 29, 1999 with Walsh
        Distribution, Inc.

 10.17* Offer Letter dated June 29, 1998 with Peter M. Neupert.

 10.18* Offer Letter dated July 28, 1998 with Kal Raman.

 10.19* Offer Letter dated December 4, 1998 with Mark L. Silverman.

 10.20* Offer Letter dated June 18, 1998 with Jed A. Smith.

 10.21* Amended and Restated Voting Agreement dated May 19, 1999.

 10.22* Letter Agreement dated May 19, 1999 with Amazon.com.

 10.23* Cable Advertising Agreement dated May 19, 1999 with Vulcan Ventures
        Incorporated.

 21.1*  Subsidiaries.

 23.1*  Consent of Ernst & Young LLP, Independent Auditors.

 23.2** Consent of Counsel (see Exhibit 5.1).

 24.1*  Power of Attorney (see page II-5).

 27.1*  Financial Data Schedule (EDGAR-filed version only).

--------

*Previously filed.

**To be supplied by amendment.

+ Confidential treatment has been requested as to certain portions of this Exhibit. Such confidential portions have been provided separately to the Securities and Exchange Commission.

   (b) Financial Statement Schedules

   All financial statement schedules not listed are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or the related notes to the financial statements.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Act) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 25, 1999.

                                          drugstore.com, inc.

                                                /s/ David E. Rostov
                                          By: _________________________________

                                                   David E. Rostov

                                                 Vice President and
                                               Chief Financial Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
          *Peter M. Neupert            President, Chief Executive    May 25, 1999
______________________________________  Officer and Director
          (Peter M. Neupert)            (Principal Executive
                                        Officer)

        /s/ David E. Rostov            Vice President and Chief      May 25, 1999
______________________________________  Financial Officer
          (David E. Rostov)             (Principal Financial and
                                        Accounting Officer)

          *Jeffrey P. Bezos            Director                      May 25, 1999
______________________________________
          (Jeffrey P. Bezos)

           *Brook H. Byers             Director                      May 25, 1999
______________________________________
           (Brook H. Byers)

            *L. John Doerr             Director                      May 25, 1999
______________________________________
           (L. John Doerr)

           *Howard Schultz             Director                      May 25, 1999
______________________________________
           (Howard Schultz)

            *Jed A. Smith              Director                      May 25, 1999
______________________________________
            (Jed A. Smith)

  /s/ David E. Rostov

*By: /s/ David E. Rostov
     _______________________

     David E. Rostov

     Attorney-in-Fact

                                 EXHIBIT INDEX

  1.1*  Form of Underwriting Agreement.

  3.1* Fifth Amended and Restated Certificate of Incorporation of drugstore.com.

  3.2* Form of Amended and Restated Certificate of Incorporation of drugstore.com, to be filed and effective upon completion of this offering.

  3.3*  Bylaws of drugstore.com, as amended.

  4.1** Form of drugstore.com's common stock certificate.

  5.1** Opinion of Venture Law Group, A Professional Corporation.

 10.1* Form of Indemnification Agreement between drugstore.com and each of its officers and directors.

 10.2*  1998 Stock Plan, as amended.

 10.3*  1999 Employee Stock Purchase Plan.

 10.4*  Restricted Stock Purchase Agreement with Jed A. Smith dated June 19,
        1998.

 10.5*  Restricted Stock Purchase Agreement with Peter M. Neupert dated July
        23, 1998.

 10.6*  Form of Warrant To Purchase Common Stock.

 10.7*  Series A Preferred Stock Purchase Agreement dated June 22, 1998.

 10.8*  Series B Preferred Stock Purchase Agreement dated October 9, 1998.

 10.9* Series B Preferred Stock Rescission Agreement dated November 23, 1998 between drugstore.com and entities affiliated with Kleiner Perkins
        Caufield & Byers.

 10.10* Series C Preferred Stock and Convertible Note Purchase Agreement dated
        January 29, 1999.

 10.11* Series D Preferred Stock and Convertible Note Purchase Agreement dated
        May 19, 1999.

 10.12* Fourth Amended and Restated Investors' Rights Agreement dated May 19,
        1999.

 10.13* Sublease Agreement dated January 29, 1999 between drugstore.com and The
        Boeing Company for offices at 13920 Southeast Eastgate Way, Suite 300,
        Bellevue, Washington.

 10.14+ Amended and Restated Technology License and Advertising Agreement dated
        May 19, 1999 between drugstore.com and Amazon.com.

 10.15+ Pharmacy Service Agreement dated February 8, 1999 with RxAmerica L.L.C.

 10.16+ Service & Supply Agreement dated January 29, 1999 with Walsh
        Distribution, Inc.

 10.17* Offer Letter dated June 29, 1998 with Peter M. Neupert.

 10.18* Offer Letter dated July 28, 1998 with Kal Raman.

 10.19* Offer Letter dated December 4, 1998 with Mark L. Silverman.

 10.20* Offer Letter dated June 18, 1998 with Jed A. Smith.

 10.21* Second Amended and Restated Voting Agreement dated May 19, 1999.

 10.22* Letter Agreement dated May 19, 1999 with Amazon.com.

 10.23* Cable Advertising Agreement dated May 19, 1999 with Vulcan Ventures
        Incorporated.

 21.1*  Subsidiaries.

 23.1*  Consent of Ernst & Young LLP, Independent Auditors.

 23.2** Consent of Counsel (see Exhibit 5.1).

 24.1*  Power of Attorney (see page II-5).

 27.1*  Financial Data Schedule (EDGAR-filed version only).

--------

*Previously filed.

**To be supplied by amendment.

+ Confidential treatment has been requested as to certain portions of this Exhibit. Such confidential portions have been provided separately to the Securities and Exchange Commission.